UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2007

Tapestry Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24320	84-1187753
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4840 Pearl East Circle, Suite 300W

Boulder, Colorado 80301

(Address of principal executive offices and zip code)

(303) 516-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 3, 2007, the Board of Directors (the “Board”) of the Company elected Eric K. Rowinsky, M.D., as a director to fill a vacancy on the Board.  Dr. Rowinsky was elected for a term expiring at the 2010 Annual Meeting of Stockholders of the Company. As a result of such designation and appointment, effective December 4, 2007, Dr. Rowinsky was granted an option to acquire 1,500 shares of common stock of the Company in accordance with the Company’s 2006 Equity Incentive Plan. Dr. Rowinksy’s committee assignments have not yet been determined.

There is no arrangement or understanding between Dr. Rowinksy and any other person according to which Dr. Rowinksy was elected as a director of the Company. There are no transactions in which Dr. Rowinksy has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2007

TAPESTRY PHARMACEUTICALS, INC.

By:	/s/ Kai P. Larson
Kai P. Larson
Vice President, General Counsel